SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 18, 2020

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OH 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors and the Board of Directors of Alliance Data Systems Corporation (the “Company”) approved long-term equity incentive compensation awards for the Company’s executives and senior leaders, and such awards were granted on February 18, 2020. Granted pursuant to the Company’s 2015 Omnibus Incentive Plan, the long-term equity incentive compensation awards include both performance-based restricted stock units (“PBRSUs”) subject to three separate performance metrics and time-based restricted stock units (“TBRSUs”).  Subject to the discretion of the Company’s Compensation Committee with respect to the PBRSU awards subject to a 2020 income before income taxes determined in accordance with GAAP (“EBT”) performance metric, from 0% to 150% payout may be achieved on a fixed scale if EBT performance measures between $1,045.5 million and $1,414.5 million (the “PBRSU1 awards”).  Following any such adjustment, restrictions will lapse with respect to 33%/33%/34% of the PBRSU1 awards on the first, second and third anniversary dates of February 18, 2020 (each such date a “PBRSU1 Vesting Date”) provided that the participant is employed by the Company on each such PBRSU1 Vesting Date. The same percentages and PBRSU1 Vesting Dates apply to the TBRSU awards, other than the TBRSU2 award for Mr. Andretta indicated below that will vest 50%/50% on the first and second anniversary dates of February 18, 2020 as previously disclosed.

Subject to the discretion of the Company’s Compensation Committee, with respect to the PBRSU awards subject to a relative Total Shareholder Return (“rTSR”) performance metric, from 0% to 175% payout may be achieved on a fixed scale if rTSR measured against the companies within the S&P 500 as of January 1, 2020, calculated based on the average trading price of the Company and S&P 500 companies over the 30 trading days prior to January 1, 2020 and the 30 trading days preceding January 1, 2022, meets or exceeds the 25th to the 100th percentile (the “PBRSU2 awards”).  Following any such adjustment, restrictions will lapse with respect to 100% of the PBRSU2 awards on February 18, 2022 (“PBRSU2 Vesting Date”) provided that the participant is employed by the Company on such PBRSU2 Vesting Date.

Subject to the discretion of the Company’s Compensation Committee or Board of Directors, as appropriate, with respect to the PBRSU awards subject to certain strategic and operational objectives performance metrics for the period ending December 31, 2020, from 0% to 100% payout may be achieved (the “PBRSU3 awards”). Following any such adjustment, the same percentages and PBRSU1 Vesting Dates apply to the PBRSU3 awards.

The base number of TBRSU awards, TBRSU2 awards, PBRSU1 awards, PBRSU2 awards and PBRSU3 awards, which may be adjusted as described above, granted to the Company’s chief executive officer, chief financial officer and named executive officers are as follows:

Ralph J. Andretta, President and Chief Executive Officer:
6,827   (TBRSU) 12,288 (PBRSU2)
6,165   (TBRSU) 2,731   (PBRSU3)
15,207 (TBRSU2) 12,289 (PBRSU3)

Timothy P. King, EVP and Chief Financial Officer:
1,931 (TBRSU) 4,344 (PBRSU2)
2,414 (PBRSU1) 965    (PBRSU3)

Joseph L. Motes III, EVP, Chief Administrative Officer, General Counsel and Secretary:
1,839 (TBRSU) 4,138 (PBRSU2)
2,299 (PBRSU1) 919    (PBRSU3)

Laura Santillan, Senior Vice President and Chief Accounting Officer:
1,288 (TBRSU)
5,149 (PBRSU1)

John J. Chesnut, Senior Vice President and Treasurer:
1,196 (TBRSU)
4,782 (PBRSU1)

Consistent with 2019, Mr. Horn will not receive a long-term equity incentive compensation award.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan (2020 grant EBT).

10.2	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan (2020 grant rTSR).

10.3	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan (2020 grant Strategic).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information contained in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: February 20, 2020	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary